UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Pivotal Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Email to Pivotal Software, Inc. Employees

The following is a portion of an email from Pivotal’s Edward Hieatt, Senior Vice President, Customer Success, sent to Pivotal employees on December 3, 2019.

I’m excited to share that we hit another integration milestone last week: We filed our proxy statement on Wednesday. It is a document that gives Pivotal shareholders information about the proposed acquisition and recommends they vote to approve it at a shareholders meeting scheduled for December 27. Filing the proxy statement is an important step in the merger process. If our shareholders approve the acquisition and all other conditions to closing are satisfied or waived, the deal would likely close as planned by the end of fiscal Q4 (which ends January 31, 2020).

We recognize that Pivots have questions about when exactly the acquisition will close since there are potential personal tax implications. Since we expect the deal to close before the end of fiscal Q4, it’s possible the deal could close in calendar 2019 or 2020. We recommend Pivots who have questions consult with a tax professional to better understand how the timing of the closing of the acquisition (and any resulting tax impacts) will affect their personal financial situations.

As the proxy statement discloses, I am happy to share that I will be joining VMware after the deal closes as the SVP of Customer Success, reporting to Sanjay Poonen, VMware’s Chief Operating Officer for Customer Operations and head of the go-to-market team for the Modern Applications Platform Business Unit (or MAPBU). Other estaff members will share updates soon.

MAPBU is the business unit Pivotal will join when the acquisition closes. The business unit was previously called the Cloud Native Applications Business Unit, or CNABU. It has been renamed MAPBU to emphasize VMware’s focus on modern applications and developers, and to make it all encompassing of VMware, Heptio and Pivotal. . . .

Forward-Looking Statements

This communication contains statements relating to the proposed transaction and its timetable for completion, which are “forward-looking statements” within the meaning of the U.S. federal securities laws and by their nature are uncertain. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are also intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including but not limited to: (i) the ability to consummate the proposed transaction in the time frame expected by the parties or at all; (ii) any conditions imposed on the parties in connection with the consummation of the proposed transactions; (iii) the ability to obtain stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; (iv) the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction; and (vi) and the other factors and financial, operational and legal risks or uncertainties described in Pivotal’s public filings with the U.S. Securities and Exchange Commission (SEC), including the “Risk Factors” and “Forward Looking Statements” sections of Pivotal’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and subsequent Quarterly Reports on Form 10-Q. All information set forth in this release is current as of the date of this release. These forward-looking statements are based on current expectations and are subject to uncertainties, risks, assumptions, and changes in condition, significance, value and effect as well as other risks disclosed previously and from time to time in documents filed by us with the SEC. Pivotal disclaims any obligation to, and does not currently intend to, update any such forward-looking statements, whether written or oral, that may be made from time to time except as required by law.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Pivotal by VMware, Inc.

In connection with the proposed merger, Pivotal has filed a definitive proxy statement (and any amendments or supplements thereto) with the SEC. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement  and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders are able to obtain, without charge, a copy of the proxy statement and other relevant documents  at Pivotal’s website at www.pivotal.io/investors or by contacting Pivotal’s investor relations department via e-mail at ir@pivotal.io.

Participants in the Solicitation

Pivotal and its directors, executive officers and other members of its management and employees as well as VMWare and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about Pivotal’s directors and officers and their ownership of Pivotal’s common stock is set forth in the proxy statement. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Pivotal’s directors and executive officers in the merger, which may be different than those of Pivotal’s stockholders generally, by reading the proxy statement, which was filed with the SEC on November 27, 2019, and other materials relating to the transaction filed with the SEC. Investors should read such materials carefully before making any voting or investment decision.